Exhibit 99.1

Encorium Reports Second Quarter 2010 Financial Results

Wayne, PA, August 17, 2010 -- Encorium Group, Inc. (Nasdaq: ENCO), a full service multinational clinical research organization (CRO) conducting studies in over 30 countries for many of the world's leading pharmaceutical and biotechnology companies, today announced its financial results for the second quarter and six months ended June 30, 2010.

As previously announced, on July 16, 2009 the Company sold substantially all of the assets relating to its U.S. line of business to Pierrel Research USA, Inc., the result of which the Company no longer has any employees or significant operations in the United States.  Due to this sale, for the three months ended June 30, 2010, the results of the U.S. business have been presented as discontinued operations in the Company’s consolidated financial statements.

2010 Second Quarter Financial Results
Net revenue for the second quarter of 2010 was 3.8 million, a $700 thousand decrease from $4.5 million for the second quarter of 2009.  The decrease in net revenues was primarily attributable to reduced new business awards, contract cancellations as well as performance of unexpected out of scope work for which revenue can not be recognized until corresponding change orders are executed with the clients.  Of the $700 thousand decrease, approximately $325 thousand was due to unfavorable foreign currency fluctuations for the three months ended June 30, 2010.

The Company had a consolidated backlog at June 30, 2010 of $16.6 million compared to backlog at March 31, 2010 of $14.7 million and backlog of $19.6 million at June 30, 2009.  For the six months ended June 30, 2010 we obtained approximately $9.1 million of new business awards as compared to approximately $4.8 million for the six months ended June 30, 2009.

Direct expenses for the second quarter of 2010 declined to $2.6 million, or 70% of net revenues, compared to $3.4 million, or 76% of net revenues, for the comparable prior year period.  The decrease in direct expenses was primarily the result of reductions in staff and subcontractors utilized on active clinical studies being conducted.  Approximately $230 thousand of the decrease was attributable to favorable foreign currency fluctuations.

Selling, general, and administrative expenses (SG&A) was $1.8 million, or 48% of net revenue, for the three months ended June 30, 2010, compared to $2.2 million, or 50% of net revenue, for the three months ended June 30, 2009.  Approximately $100 thousand of the decrease was attributable to favorable foreign currency fluctuations.

The Company reported a net loss from continuing operations of $805 thousand or $(0.24) per diluted share for the second quarter of 2010, compared to a net loss from continuing operations of $1.3 million, or $(0.50) per diluted share, in the second quarter of 2009.

2010 Six Months Financial Results
Net revenue for the six months ended June 30, 2010 decreased to $6.8 million as compared to $9.0 million for the six months ended June 30, 2009.  The decrease in net revenue was primarily due to reduced new business awards, contract cancellations along with the performance of unexpected out of scope work.  Approximately $159 thousand of the decrease was attributable to unfavorable foreign currency fluctuations.

Direct expenses for the six months ended June 30, 2010 were $5.4 million compared to $6.4 million for the six months ended June 30, 2009.  The decrease in direct expenses was due to reductions in staff and subcontractors utilized on active clinical studies being conducted.  Approximately $67 thousand of the decrease was attributable to favorable foreign currency fluctuations.  Direct expenses as a percentage of net revenue were approximately 80% and 71% for the six months ended June 30, 2010 and June 30, 2009, respectively.  SG&A expenses for the first six months of 2010 were $3.8 million, or 56% of net revenue, compared to $4.3 million, or 48% of net revenue, for the prior year period.

The Company reported a net loss from continuing operations for the six months ended June 30, 2010 of $2.7 million, or $(0.80) per diluted share, as compared to a net loss from continuing operations of $1.8 million, or $(0.72) per diluted share for the six months ended June 30, 2009.

We anticipate that will meet our cash requirements through September 2011, assuming we are able to fully implement our current costs cutting initiatives, we are able to win additional contracts during fiscal 2010 and we are able to maintain our current customer contracts.  In the event we are unable to do so, in order for the Company to continue as a going concern we will be required to obtain additional capital or significantly reduce our operating costs.  Encorium’s balance sheet at June 30, 2010 reflected cash and cash equivalents of $176 thousand.  Net cash used in operations for the six months ended June 30, 2010 was approximately $853 thousand.

On July 19, 2010, the Company acquired Progenitor Holding AG, a European headquartered emerging market clinical research organization providing international drug development services in emerging market regions.  The consideration for the acquisition was a combination of cash and stock valued at $2.0 million, plus earn-out consideration of $1.8 million.

Dr. Kai Lindevall, Chief Executive Officer stated, “We are pleased to see the improved results over the first quarter as a result of recent contract awards and our continued focus on cost cutting.  With the acquisition of Progenitor we have expanded our service offerings in key emerging markets, including Latin America, India and Asia Pacific, which was a key step to realizing our goal of becoming the world’s leading vaccine CRO.  As the market continues to stabilize and the Company continues to see increases in requests for proposal, we believe we are well positioned to continue to improve our performance.”

The Company’s latest financials have been prepared on a going concern basis.  The report of Encorium's independent registered public accounting firm, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 19, 2010, contains a paragraph that indicates that, while the Company's financial statements have been prepared on a going concern basis, there is substantial doubt about its ability to continue as a going concern, and that no adjustments have been made to the financial statements that might result from the outcome of this uncertainty.

As previously announced on April 22, 2010, the Company received a delisting action from the NASDAQ Stock Market notifying the Company of its failure to comply with the minimum stockholder’s equity requirement set forth in Listing Rule 5550(b)(1).  In accordance with the terms of the Market Place Rules, the Company requested a hearing before the NASDAQ Listing Qualifications Panel. The Company met with the NASDAQ Listing Qualifications Panel on June 10, 2010 and presented its plan of compliance which was substantially based on its acquisition of Progenitor and the successful completion of a proposed rights offering pursuant to the terms of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on June 10, 2010.  On July 9, 2010 the Listing Qualifications Panel granted the Company’s request for continued listing, subject to certain conditions, including that on or before October 19, 2010, the Company must disclose the closing of the proposed rights offering and the resulting stockholders’ equity which must be at least $2.5 million and provided that the Company is able to demonstrate compliance with all other requirements for continued listing on The Nasdaq Capital Market.  There can be no assurances that the Company will be able to successfully complete the rights offering by October 19 or otherwise be able to demonstrate compliance with all other requirements for continued listing.  In the event the Company's stock is ultimately delisted, the Company anticipates that its common stock would be eligible to trade on the OTC Bulletin Board or in the "Pink Sheets."  However, securities may become eligible for such trading only if a market maker makes application to register and quote the security in accordance with SEC Rule 15c2-11, and such application is cleared.  Only a market maker may file such application.

About Encorium Group, Inc.
Encorium Group, Inc. is a global clinical research organization specializing in the design and management of complex clinical trials and Patient Registries for the pharmaceutical, biotechnology and medical device industries. The Company's mission is to provide its clients with high quality, full-service support for their biopharmaceutical and medical device development programs. Encorium offers therapeutic expertise, experienced team management and advanced technologies. The Company has drug and biologics development as well as clinical trial experience across a wide variety of therapeutic areas such as infectious diseases, cardiovascular, vaccines, oncology, diabetes endocrinology/metabolism, gene therapy, immunology, neurology, gastroenterology, dermatology, hepatology, women's health and respiratory medicine. Encorium believes that its expertise in the design of complex clinical trials, its therapeutic experience and commitment to excellence, and its application of innovative technologies, offer its clients a means to more quickly and cost effectively move products through the clinical development process.

This press release contains forward-looking statements identified by words such as "estimate," "project," "expect," "intend," "believe," "anticipate" and similar expressions.  Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: (i) the risk that we may not have sufficient funds to operate our business; (ii) our success in attracting new business and retaining existing clients and projects; (iii) the size, duration and timing of clinical trials we are currently managing may change unexpectedly; (iv) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues and cash-on-hand to decline unexpectedly; (v) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (vi) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vii) the ability to maintain profit margins in a competitive marketplace; (viii) our ability to attract and retain qualified personnel; (ix) the sensitivity of our business to general economic conditions; (x) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (xi) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties; (xii) our backlog may not be indicative of future results and may not generate the revenues expected; (xiii) uncertainties regarding the availability of additional capital; (xiv) uncertainties regarding the execution of change orders by our clients for work already performed; and (xv) uncertainties regarding continued listing of our common stock on Nasdaq. You should not place undue reliance on any forward-looking statement. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. Please refer to the section entitled "Risk Factors" in the Company Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

CONTACT:
Encorium Group, Inc.
Philip L. Calamia, Chief Financial Officer
484-588-5400
www.encorium.com

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ENCORIUM GROUP, INC
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,	December 31,
	2010	2009
Assets	(UNAUDITED)
Current Assets
Cash and cash equivalents	$176,460	$196,583
Investigator advances	12,544	19,232
Accounts receivable, less allowance of $316,576 at
June 30, 2010 and $412,973 at December 31, 2009	2,583,812	3,454,173
Prepaid expenses and other	1,017,327	872,722
Costs and estimated earnings in excess of
related billings on uncompleted contracts	1,421,783	1,794,134
Debt issuance costs, current	75,400	75,400
Current assets of discontinued operations	-	28,832
Total Current Assets	5,287,326	6,441,076

Property and Equipment, Net	305,003	307,552

Goodwill	1,183,188	1,389,045
Other intangibles, Net	2,865,956	3,508,310
Debt issuance costs, long-term	113,100	150,800
Other assets	268,050	313,524

Total Assets	$10,022,623	$12,110,307

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$2,233,562	$1,756,678
Notes payable	530,471	334,413
Credit Lines	790,897	300,697
Accrued expenses	2,390,956	2,333,099
Deferred taxes	220,530	248,117
Obligations under capital leases	44,873	54,510
Billings in excess of related costs and
estimated earnings on uncompleted contracts	1,043,579	1,179,779
Customer advances	1,370,907	1,361,496
Current liabilities of discontinued operations	503,753	607,552
Total Current Liabilities	9,129,528	8,176,341

Long Term Liabilities
Notes Payable	569,706	668,826
Obligations under capital leases	53,679	52,541
Deferred taxes	681,488	837,424
Other liabilities	98,885	104,624
Liability for warrants to purchase common stock	109,000	-
Total Long Term Liabilities	1,512,758	1,663,415
Total Liabilities	10,642,286	9,839,756

Commitments and contingencies

Stockholders' Equity (Deficit)
Common stock, $.001 par value 4,375,000
shares authorized, 3,447,002 and 3,426,938 shares issued at June 30, 2010 and December 31, 2009, and 3,408,237 and 3,388,173 shares outstanding
at June 30, 2010 and December 31, 2009, respectively	3,447	3,427
Additional paid-in capital	35,380,848	35,442,460
Accumulated deficit	(36,335,885)	(33,607,123)
Accumulated other comprehensive income	1,058,616	1,158,476
	107,026	2,997,240
Less: Treasury stock, at cost, 38,765 shares	(726,689)	(726,689)
Total Stockholders’ Equity (Deficit)	(619,663)	2,270,551

Total Liabilities and Stockholders’ Equity (Deficit)	$10,022,623	$12,110,307

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ENCORIUM GROUP, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue
Net revenue	$3,775,262	$4,483,263	$6,776,622	$9,021,436
Reimbursement revenue	613,238	799,315	1,169,403	1,915,366
Total Revenue	4,388,500	5,282,578	7,946,025	10,936,802

Operating Expenses
Direct	2,654,449	3,421,074	5,450,989	6,364,975
Reimbursement out-of-pocket expenses	613,238	799,315	1,169,403	1,915,366
Selling, general and administrative	1,800,114	2,238,561	3,810,830	4,320,868
Depreciation and amortization	95,959	92,877	190,541	183,375
Total Operating Expenses	5,163,760	6,551,827	10,621,763	12,784,584
Loss from Operations	(775,260)	(1,269,249)	(2,675,738)	(1,847,782)

Interest Income	-	1,064	-	10,107
Interest Expense	(60,691)	(2,059)	(74,976)	(14,563)
Net Interest (Expense) Income	(60,691)	(995)	(74,976)	(4,456)

Gain on Warrants	15,301	-	15,301	-

Net Loss from continuing operations before Income Taxes	(820,650)	(1,270,244)	(2,735,413)	(1,852,238)

Income Tax Expense (Benefit)	(15,493)	11	(22,082)	(7,927)

Net Loss from continuing operations	$(805,157)	$(1,270,255)	$(2,713,331)	$(1,844,311)

Net loss from discontinued operations	-	(674,416)	(15,431)	(295,580)

Income Tax Expense (Benefit)	-	-	-	-
Net Loss	$(805,157)	$(1,944,671)	$(2,728,762)	$(2,139,891)

Weighted Average Common and Common Equivalent Shares Outstanding

Basic and diluted	3,404,048	2,565,485	3,396,154	2,565,485

Net Loss per Common Share
Continuing Operations	$(0.24)	$(0.50)	$(0.80)	$(0.72)
Discontinued Operations	$-	$(0.26)	$-	$(0.11)

Net Loss per Common Share	$(0.24)	$(0.76)	$(0.80)	$(0.83)

ENCORIUM GROUP, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2010	2009
Net Cash Used By Operating Activities	$(852,617)	$(4,713,471)

Investing Activities:
Purchases of property and equipment	(75,983)	(36,258)
Net Cash Used By Investing Activities	(75,983)	(36,258)

Financing Activities:
Payments under capital leases	(23,806)	(46,742)
Borrowings on capital leases	-
Net cash from short-term borrowings	850,530	275,567
Net Cash Provided (Used) By Financing Activities	826,724	228,825

Effect of Exchange Rate Changes on Cash and Cash Equivalents	81,753	(346,218)

Net Decrease In Cash and Cash Equivalents	(20,123)	(4,867,122)

Cash and Cash Equivalents, Beginning of Period	196,583	5,705,818
Cash and Cash Equivalents, End of Period	$176,460	$838,696

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